Exhibit 99.1

Dr. Elizabeth E. Bailey
253 Mountwell Avenue
Haddonfield, NJ  08033

July 24, 2008

Board of Directors
CSX Corporation
500 Water Street
Jacksonville, Florida 32202

I hereby tender my resignation as a director of CSX Corporation (the “Company”) effective at such time as Alexandre Behring advises either Michael Ward or Ned Kelly that, as required by Section 13.1-675E of the Virginia Stock Corporation Act, he consents to be elected to the board of directors of the Company the board of directors elects.

July 24, 2008	/s/ Dr. Elizabeth E. Bailey Dr. Elizabeth E. Bailey